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                                                                    Exhibit 99.1


                                TEAM Mucho, Inc.
                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
                            Telephone (614) 848-3995
                               FAX (614) 848-7639

                                 March 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Release Nos. 33-8070; 34-45590; 35-27503; 39-2395; IA-2018;
                  IC-25464; FR-62; File No. S7-03-02 (the "Release")

Ladies and Gentlemen:

         In accordance with the Release, you are hereby notified that TEAM Mucho, Inc. (the "Company") has received from Arthur Andersen LLP ("Andersen") representations that (i) the audit of the Company's consolidated financial statements for the year ended December 29, 2001 was subject to Andersen's quality control systems for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and (ii) there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to this audit.

                                            Very truly yours,

                                            /s/  Jose Blanco

                                            Jose Blanco, Chief Financial Officer